Exhibit 5.1

[DORSEY & WHITNEY LLP LETTERHEAD]

June 17, 2021

Augusta Gold Corp.

Suite 555 – 999 Canada Place

Vancouver, BC, Canada V6C 3E1

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Augusta Gold Corp., a Delaware corporation (the “Company”), with respect to their filing on June 17, 2021, with the Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling stockholders named in the Registration Statement from time to time of 7,544,445 shares of common stock, par value $0.001 per share, (the “Common Shares”) of the Company and 3,772,228 shares of common stock, par value $0.001 per share, issuable upon exercise of outstanding warrants of the Company (the “Warrant Shares”).

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

(a)	The Common Shares are validly issued, fully paid and nonassessable.

(b)	Assuming the issuance in accordance with the terms of the Warrants and that the Company has received the consideration therefor, the Warrant Shares will be validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the General Corporation Law of the State of Delaware.

Augusta Gold Corp.

June 17, 2021

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus.

Sincerely,

/s/ DORSEY & WHITNEY LLP

JKB/KGS